Exhibit 32.2

DYCOM INDUSTRIES, INC.

Certification of Chief Financial Officer Pursuant to
18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Dycom Industries, Inc. (the “Company”) on Form 10-Q for the period ending April 24, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 8, 2004

/s/ Richard L. Dunn
Richard L. Dunn
Senior Vice-President and Chief Financial Officer